Exhibit 99.1

KPET Ultra Paceline Corporation Announces Pricing of Initial Public Offering

NEW YORK—March 30, 2026—KPET Ultra Paceline Corporation (the “Company”) announced today the pricing of its initial public offering (“IPO”) of 20,000,000 units at a price of $10.00 per unit. The units will be listed on the New York Stock Exchange (“NYSE”) and trade under the ticker symbol “KPET.U” beginning on March 31, 2026. Each unit consists of one Class A ordinary share and one-sixth of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one of the Company’s Class A ordinary shares at an exercise price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on NYSE under the symbols “KPET” and “KPET.WS,” respectively.

Deutsche Bank Securities Inc. is acting as the sole book running manager for the offering. The Company has granted the underwriter a 45-day option to purchase up to an additional 3,000,000 units at the IPO price.

The public offering is being made by means of a prospectus. Copies of the prospectus, when available, may be obtained from Deutsche Bank Securities Inc., Attn: Prospectus Department, 1 Columbus Circle, New York, New York 10019, telephone: 800-503-4611 or email: prospectus.cpdg@db.com.

A registration statement relating to these securities has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on March 30, 2026. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About KPET Ultra Paceline Corporation

KPET Ultra Paceline Corporation is a blank check company that was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region. The Company is sponsored by KPET Ultra Paceline LLC, which is controlled by its managing members, Eduardo Tamraz and KPThree Capital LLC, which is controlled by Karl Peterson. KPThree Capital LLC is a family office with a diversified portfolio of public and private investments. Mr. Peterson and Mr. Tamraz have in the aggregate over 50 years of operational, financial, investment and transactional experience across a diverse group of businesses and intend to focus on identifying operationally oriented acquisition opportunities in industries and sectors that can benefit from their expertise. Messrs. Peterson and Tamraz bring complementary skills encompassing all aspects of the investment process, including sourcing, due diligence, valuation, structuring, financing, negotiation, execution, strategy development, operations management and investment realization. Since leaving TPG and founding Paceline Strategic Capital, Messrs. Peterson and Tamraz have continued to invest together. In 2024, they led a group of family offices that invested in IRA Financial, a South Dakota–chartered trust company that provides custodial and administrative services for self-directed retirement accounts, including Traditional IRAs, Roth IRAs, SEP IRAs, and Solo 401(k) plans. IRA Financial specializes in enabling clients to invest their retirement funds in alternative assets such as real estate, private equity, precious metals, and digital assets, in compliance with Internal Revenue Service (IRS) regulations. Following their investment, Messrs. Peterson and Tamraz have led significant upgrades to the IRA Financial management team and strategic and operational enhancements that they believe are leading to accelerating growth and strong product differentiation.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the IPO and the anticipated use of net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Eduardo Tamraz, President and Chief Financial Officer

Email: eduardo@pacelinestrategic.com

Phone: 605-308-0233